POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Stephan Philipp
Otto Kuhne and Martin Schneeweiss, and each of them individually, the undersigned's true and lawful
attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a beneficial
owner and/or trustee of stock of Multi-Color Corporation (the "Company"), (i)
Forms 3, 4
and 5 and any other forms required to be filed in accordance with Section 16(a)
of the
Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder (a
"Section
16 Form"), (ii) all forms and schedules in accordance with Section 13(d) of the
Exchange Act
and the rules thereunder, including all amendments thereto (a "Section 13
Schedule"), and
(iii) a Form ID and any other forms required to be filed or submitted in accordance with
Regulation S-T promulgated by the United States Securities and Exchange
Commission (or
any successor provision) in order to file a Section 13 Schedule or a Section 16
Form
electronically (a "Form ID", and, together with a Section 13 Schedule and
Section 16 Form,
the "Forms and Schedules");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary
or desirable to complete and execute any such Forms and Schedules, complete and execute
any amendment or amendments thereto, and timely file such Forms and Schedules with the
United States Securities and Exchange Commission and any stock exchange or similar
authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the documents executed by each such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as each such attorney-in-fact may
approve in each such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of
the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute  or substitutes,
shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein
granted.  The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the
request of the undersigned, and is not assuming any of the undersigned's responsibilities to comply with
Section 13 or Section 16 of the Exchange Act.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to
file any Forms and Schedules with respect to the undersigned's holdings of and transactions in securities
issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each
such attorney-in-fact.

From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning
the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this
31st day of October, 2017.

       ALEXANDER BAUMGARTNER

       By: /s/Alexander Baumgartner